As filed with the Securities and Exchange Commission on February 19, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana	35-1345024
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

2701 Kent Avenue
West Lafayette, Indiana 47906-1382
(765) 463-4527
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Beth Taylor
Chief Financial Officer and
Vice President of Finance

Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, Indiana 47906-1382
(765) 463-4527
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen J. Hackman, Esq.
Ice Miller LLP
One American Square
Suite 2900
Indianapolis, Indiana 46282-0200
(317) 236-2289

From time to time after the effectiveness of the registration statement (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee
Common Shares (1)
Preferred Shares (1)
Warrants (1)
Units (1)
Total (4)			$100,000,000	$10,910

(1)      Subject to Note 4 below, there is being registered an indeterminate number of common shares, preferred shares, warrants, and/or units as may from time to time be sold at unspecified prices. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such (i) securities of the registrant as may be issued upon conversion of, or in exchange for, warrants and/or preferred shares registered hereby, or (ii) securities of the registrant as may be issued upon exercise of warrants registered hereby. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of common shares and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)      Offering price per security not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3.

(3)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)      In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 19, 2021

PROSPECTUS

$100,000,000

Common Shares

Preferred Shares

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100.0 million.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our common shares are traded on the Nasdaq Capital Market under the symbol “BASi.” On, February 18 2021, the last reported sale price of our common stock was $16.41 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 3, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                   , 2021

TABLE OF CONTENTS

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100.0 million. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

“BASi,” “Inotiv,” the “Company,” “we,” “us,” “our” and similar names refer to Bioanalytical Systems, Inc., including as operating as Inotiv, unless we state otherwise or the context otherwise requires.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our common shares. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

Overview

We are a contract research organization that provides drug discovery and development services to the pharmaceutical, chemical, and medical device industries, and sells analytical instruments to the pharmaceutical development and contract research industries. Our mission is to provide drug and product developers with superior scientific research and innovative analytical instrumentation in order to bring revolutionary new drugs and products to market quickly and safely. Our strategy is to provide services that will generate high-quality and timely data in support of new drug and product approval or expand their use. Our clients and partners include pharmaceutical, biotechnology, biomedical device, academic and government organizations. We believe that we provide innovative technologies and products and a commitment to quality to help clients and partners accelerate the development of safe and effective drugs and products and maximize the returns on their research and development investments. The Company has been involved in the research of products to treat diseases in numerous therapeutic areas for over 45 years.

We support both the non-clinical and clinical development needs of researchers and clinicians for primarily small molecule drug candidates, but also including biotherapeutics and devices. Our principal clients are scientists engaged in analytical chemistry, drug safety evaluation, clinical trials, drug metabolism studies, pharmacokinetics and basic research from small start-up biotechnology companies to some of the largest global pharmaceutical companies.

We were incorporated in the state of Indiana in July 1975. Our principal executive offices are located at 2701 Kent Avenue, West Lafayette, Indiana 47906, and our telephone number is (765) 463-4527. Our Internet website is www.inotivco.com. The information contained on our website is not a part of this prospectus and is not incorporated by reference herein.

IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year, and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, each incorporated by reference in this prospectus, risk factors included in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements that involve substantial risks and uncertainties. Those statements may include, but are not limited to, discussions regarding our intent, belief or current expectations with respect to (i) our strategic plans; (ii) trends in the demand for our products and services; (iii) trends in the industries that consume our products and services; (iv) our ability to develop new products and services; (v) our ability to make capital expenditures and finance operations; (vi) global economic conditions, especially as they impact our markets; (vii) our cash position; (viii) our ability to effectively integrate the operations and personnel related to recent acquisitions (ix) our ability to effectively manage any future expansion or acquisition initiatives undertaken by the Company; (x) our ability to develop and build infrastructure and teams to manage growth and projects; (xi) our ability to continue to retain and hire key talent; (xii) our ability to market our services and products under relevant brand names; (xiii) our ability to service our outstanding indebtedness; (xiv) our expectations regarding the volume of new bookings, pricing, gross margins and liquidity; and (xv) the impact of COVID-19 on the economy, demand for our services and products and our operations, including measures taken by government authorities to address the pandemic, which may precipitate or exacerbate other risks and/or uncertainties.

All statements, other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we do not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

This prospectus and the other documents incorporated by reference herein may include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, we have not independently verified such data.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we expect to use any net proceeds from this offering for general corporate purposes. General corporate purposes may include, but are not limited to, potential strategic acquisitions of complementary businesses, services or technologies, expansion of our technology infrastructure and capabilities, research and development costs, the repayment or servicing of our indebtedness, working capital, capital expenditures and other general corporate purposes. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds. The timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;
•	through one or more agents;

•	directly to purchasers or to a single purchaser; or

•	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”) to or through a market maker or into an existing trading market, or an exchange or otherwise.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common shares are listed on the Nasdaq Capital Market. Underwriters may make a market in our common shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON SHARES

Our authorized capital stock consists of 19,000,000 common shares and 1,000,000 preferred shares. As of December 31, 2020, we had 11,117,999 common shares and 25 preferred shares outstanding.

The following summary of the terms of our common shares does not purport to be complete and is qualified in its entirety by reference to our second amended and restated articles of incorporation and second amended and restated bylaws, as amended, both of which are on file with the SEC as exhibits to previous filings, and the applicable provisions of the Indiana Business Corporation Law (the “IBCL”).

Voting Rights

Each outstanding common share is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding common shares are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The common shares are neither redeemable nor convertible. Holders of our common shares have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred shares then outstanding. The rights, preferences and privileges of holders of common shares are subject to and may be adversely affected by the rights of the holders of our outstanding preferred shares and any series of preferred shares that we may designate and issue in the future.

We have never paid any cash dividends on our common shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Limited. The transfer agent and registrar’s address is 462 South 4th Street, Louisville, KY 40202.

Equity Compensation Plans

We have one stock-based compensation plan, the 2018 Equity Incentive Plan, as amended (the “Stock Plan”). As of December 31, 2020, 245,000 restricted shares and 704,000 options to purchase our common shares with a weighted-average exercise price of $2.31 were issued and outstanding under the Stock Plan, and 680,000 of our common shares were reserved for future issuance under the Stock Plan.

Listing

Our common shares are currently listed on the Nasdaq Capital Market under the symbol “BASi”. We have submitted a proposal to our shareholders for consideration at our 2021 Annual Meeting of Shareholders to approve an amendment to our second amended and restated articles of incorporation to adopt “Inotiv, Inc.” as our corporate name. If this proposal is approved, we anticipate that we will adopt the trading symbol “NOTV” for our stock exchange listing in order to more closely align our trading symbol with our new name.

DESCRIPTION OF PREFERRED SHARES

Under the terms of our second amended and restated articles of incorporation, our board of directors is authorized to issue up to 1,000,000 of our preferred shares in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares. It is not possible to state the actual effect of the issuance of any preferred shares upon the rights of the holders of common shares until the board of directors determines the specific rights of the holders of preferred shares. However, effects of the issuance of preferred shares may include restricting dividends on common shares, diluting the voting power of common shares, impairing the liquidation rights of common shares, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting shares.

On May 11, 2011, we issued 5,506 of our 6% Series A convertible preferred shares (the “Series A preferred shares”). As of December 31, 2020, there were 25 Series A preferred shares outstanding. No preferred shares are outstanding other than our Series A preferred shares, the terms of which are summarized below.

If we offer a specific class or series of preferred shares under this prospectus, we will describe the terms of the preferred shares in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred shares with the SEC. To the extent required, this description will include:

•	the title and stated value;
•	the number of shares offered, the liquidation preference per share and the purchase price;
•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption, if applicable;
•	any listing of the preferred shares on any securities exchange or market;
•	whether the preferred shares will be convertible into our common shares, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•	voting rights, if any, of the preferred shares;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred shares;
•	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred shares offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred shares will be set forth in each applicable prospectus supplement.

Series A Preferred Shares

As of December 31, 2020, we had 25 Series A preferred shares outstanding. The following description is a summary of the material provisions of the Series A preferred shares and the certificate of designation of preferences, rights and limitations of the Series A preferred shares and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Series A preferred shares and certificate of designation for the Series A preferred shares. We urge you to read the certificate of designation because it, and not this description, defines the rights of a holder of the Series A preferred shares. A copy of the certificate of designation that we filed with the Secretary of State of Indiana has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Voting Rights

Except as required by law, holders of the Series A preferred shares do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any Series A preferred shares are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding Series A preferred shares, (1) alter or change adversely the powers, preferences or rights given to the Series A preferred shares or alter or amend the certificate of designation, (2) authorize or create any class of shares ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series A preferred shares, (3) amend our articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A preferred shares, (4) increase the number of authorized Series A preferred shares, or (5) enter into any agreement with respect to any of the foregoing.

Indiana Law

Notwithstanding certain protections in the certificate of designation for holders of Series A preferred shares, Indiana law also provides holders of preferred shares with certain rights. The holders of the outstanding Series A preferred shares will be entitled to vote as a class upon a proposed amendment to the second amended and restated articles of incorporation if the amendment would:

•	increase or decrease the aggregate number of authorized shares of the class;
•	effect an exchange or reclassification of all or part of the shares of the class into shares of another class;
•	effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class;
•	change the designation, rights, preferences, or limitations of all or part of the shares of the class;
•	change the shares of all or part of the class into a different number of shares of the same class;
•	create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;
•	increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class; or
•	cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

Redemption

We have the right to redeem the Series A preferred shares for a cash payment equal to 120% of the stated value of the Series A preferred shares. Holders of Series A preferred shares will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series A preferred shares into common shares during this notice period, subject to the limitation on conversion described below. There are no restrictions on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

Conversion

Subject to certain ownership limitations as described below, the Series A preferred shares are convertible at any time at the option of the holder into our common shares at a conversion ratio determined by dividing the stated value of the Series A preferred shares (or $1,000) by a conversion price of $2.00 per share. Accordingly, each Series A preferred share is convertible into 500 common shares. The conversion price is subject to adjustment in the case of share splits, share dividends, combinations of shares and similar recapitalization transactions.

However, if the volume weighted average price for 20 trading days during any consecutive 30 trading day period beginning after the original issue date (a “Threshold Period”), exceeds 200% of the then effective conversion price, the Company may deliver a written notice to all holders of Series A preferred shares requiring each holder to convert all or part of such holder’s Series A preferred shares plus all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Series A preferred shares, into common shares at the then current conversion ratio. The Company may not deliver a forced conversion notice, and such notice shall not be effective if delivered, unless all of the following conditions have been met on each of at least 20 trading days during the applicable Threshold Period and through the trading day after the date that conversion shares issuable pursuant to a forced conversion are actually delivered to the holders pursuant to a forced conversion notice: (a) the Company must have timely honored all previously requested or required conversions, if any, (b) the Company must have paid all liquidated damages and other amounts owing to the applicable holder in respect of Series A preferred shares, (c)(i) there must be an effective registration statement pursuant to which the Company may issue conversion shares (and, as applicable, common shares issued in satisfaction of any required make-whole payment (described below) and in lieu of cash payment of dividends) or (ii) all of the conversion shares may be issued to the holder pursuant to Section 3(a)(9) of the Securities Act, and immediately resold without restriction, (d) the Company’s common shares must be trading on a “trading market” (as defined in the Certificate of Designation) and all of the common shares issuable pursuant to the terms of the Series A preferred shares must be listed or quoted for trading on such trading market (and the Company must believe, in good faith, that trading of the common shares on a trading market will continue uninterrupted for the foreseeable future), (e) there must be a sufficient number of authorized, but unissued and otherwise unreserved, common shares for the issuance of all of the common shares then issuable by virtue of the Series A preferred shares, (f) the issuance of the shares in question to the applicable holder would not violate the beneficial ownership limitations described below, (g) the applicable shareholder must not be in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, and (h) the average daily trading volume for a period of 20 consecutive trading days prior to the applicable date in question must exceed 20,000 shares per trading day (subject to adjustment for forward and reverse share splits, dividends, and the like).

Any forced conversion notice shall be applied ratably to all of the holders of Series A preferred shares based on each holder’s initial purchases of Series A preferred shares, provided that any voluntary conversions by a holder shall be applied against such holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly converted if less than all of the Series A preferred shares are forcibly converted.

Subject to limited exceptions, a holder of Series A preferred shares will not have the right to convert, and the Company will not have the right to force such holder to convert, any portion of its Series A preferred shares if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% as elected by the holder pursuant to the terms of the certificate of designation) of the number of our common shares outstanding immediately after giving effect to its conversion.

Dividends

Each holder of Series A preferred shares is entitled to receive dividends equal, on an as-if-converted to common shares basis, to and in the same form as dividends actually paid on common shares when, as, and if such dividends are paid on common shares. We have never paid dividends on our common shares and we do not intend to do so for the foreseeable future.

Liquidation

The Series A preferred shares would rank, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common shares, (2) senior to any series of preferred shares ranked junior to the Series A preferred shares, and (3) junior to all existing and future indebtedness of the Company. Further, upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company, and before any distribution or payment is made to the holders of any junior securities, the holders of Series A preferred shares shall first be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount equal to $1,000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other classes or series of shares in accordance with the Company’s second amended and restated articles of incorporation.

Exchange Listing

The Series A preferred shares are not listed on any national securities exchange or other nationally recognized trading system. The common shares issuable upon conversion of the Series A preferred shares are currently listed on The Nasdaq Capital Market.

Conversion Agent

The conversion agent for the Series A preferred shares is Computershare Limited.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the Indiana Business Corporation Law, or IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition

Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

Under the IBCL, “control shares” are shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third;
•	one-third or more but less than the majority; or
•	a majority or more.

A “control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition.

An “issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.

The provisions described above do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or bylaws, including a bylaw adopted by the corporation’s board of directors, provide that they do not apply. Our second amended and restated articles of incorporation and our second amended and restated bylaws, as amended, do not exclude us from Chapter 42.

Certain Business Combinations

Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, then the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified “fair price” criteria.

For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

The definition of “beneficial owner” for purposes of Chapter 43 means a person who, directly or indirectly, owns the subject shares, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.

The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our second amended and restated articles of incorporation do not exclude us from Chapter 43.

Directors’ Duties and Liability

Under Chapter 35 of the IBCL, directors are required to discharge their duties:

•	in good faith;
•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and
•	in a manner the directors reasonably believe to be in the best interests of the corporation.

Under the IBCL, a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness. This exculpation from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

Consideration of Effects on Other Constituents

Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board of directors, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation.

Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

Classified Board of Directors

Under Section 23-1-33-6(c) of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act, must have a classified board of directors unless the corporation adopts a bylaw expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. As of the date of this prospectus, our Board of Directors is divided into three classes: Class I, Class II and Class III, each class having a staggered term of three years. Each year the term of office of one Class expires.

Indemnification

Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith, which means, in the case of official action, they reasonably believed the conduct was in the corporation’s best interests, and in all other cases, they reasonably believed the action taken was not against the best interests of the corporation, and in the case of criminal proceedings they had reasonable cause to believe the action was lawful or there was no reasonable cause to believe the action was unlawful. Chapter 37 of the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37of the IBCL states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

Our second amended and restated articles of incorporation provide for indemnification, to the fullest extent permitted by the IBCL, of our directors, officers, employees and agents against liability and reasonable expenses that may be incurred by them in connection with proceedings in which they are made a party by reason of their relationship to the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Effects of Our Articles of Incorporation and Our Bylaws

Our second amended and restated articles of incorporation and second amended and restated bylaws, as amended, contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Classified Board

Our governing documents provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board. Our second amended and restated bylaws, as amend, also provides that the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. As of the date of this prospectus, our board of directors consists of five members.

Advance Notice Procedures

Our second amended and restated bylaws, as amended, establish an advance notice procedure for proposed shareholder nominations of persons for election to the board of directors. Shareholders at an annual meeting are only able to consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and who has given our Secretary timely written notice, in proper form, of the shareholder’s nomination. Although the second amended and restated bylaws, as amended, do not give the board of directors the power to approve or disapprove shareholder nominations of candidates, they may have the effect of precluding a shareholder nomination if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Authorized but Unissued Shares

Our authorized but unissued common shares and preferred shares are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common shares and preferred shares could render more difficult or discourage an attempt to obtain control of a majority of our common shares by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common shares or preferred shares in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for our common shares and the number of common shares to be received upon exercise of the warrants;
•	if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise, and a description of that class or series of our preferred shares;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or capital form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the common shares and/or preferred shares will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.inotivco.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (including documents filed after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement), except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended September 30, 2020, as filed with the SEC on December 22, 2020;
•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2020 from our definitive proxy statement on Schedule 14A, as filed with the SEC on January 28, 2021;
•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, as filed with the SEC on February 10, 2021;
•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2021 and February 16, 2021; and
•	Description of our common shares contained in our Registration Statement on Form 8-A, as filed with the SEC on November 12, 1997, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Corporate Secretary
2701 Kent Avenue
West Lafayette, IN 47906
(765) 463-4527
email address: secretary@inotivco.com

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.inotivco.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus and is not incorporated by reference herein.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ice Miller LLP, Indianapolis, Indiana. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Bioanalytical Systems, Inc. appearing in Bioanalytical Systems, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2020, have been audited by RSM US LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$10,910
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer Agent and Registrar fees	*
Miscellaneous	*
Total	10,910	*

* These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Indiana Business Corporation Law

Chapter 37 of the Indiana Business Corporation Law, as amended (the “IBCL”), authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith, which means, in the case of official action, they reasonably believed the conduct was in the corporation’s best interests, and in all other cases, they reasonably believed the action taken was not against the best interests of the corporation, and in the case of criminal proceedings they had reasonable cause to believe the action was lawful or there was no reasonable cause to believe the action was unlawful. Chapter 37 of the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37of the IBCL states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

Our second amended and restated articles of incorporation provide for indemnification, to the fullest extent permitted by the IBCL, of our directors, officers, employees and agents against liability and reasonable expenses that may be incurred by them in connection with proceedings in which they are made a party by reason of their relationship to the company.

Directors’ and Officers’ Liability Insurance

We maintain directors’ and officers’ liability insurance policies, which insure against liabilities that directors or officers may incur in such capacities. These insurance policies may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act or otherwise.

Also, see “Undertakings”.

Item 16. Exhibits.

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Exhibit

1.1 *	Form of Underwriting Agreement

3.1	Second Amended and Restated Articles of Incorporation of Bioanalytical Systems, Inc. as amended through May 9, 2011 (incorporated by reference to Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 2011)

3.2	Second Amended and Restated Bylaws of Bioanalytical Systems, Inc., as subsequently amended (incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended September 30, 2015)

4.1	Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 to Registration Statement on form S-1, Registration No. 333-36429)

4.2	Certificate of Designation of Preferences, Rights, and Limitations of Convertible Preferred Shares (incorporated by reference to Exhibit 3.1 on Form 8-K, dated May 12, 2011)

4.3	Specimen Certificate for 6% Series A Convertible Preferred Shares (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1, Registration No. 333-172508)

4.4 *	Form of certificate of designation with respect to any preferred shares issued hereunder and the related form of preferred share certificate

4.5 *	Form of warrant agreement with respect to any warrants issued hereunder and the related form of warrant certificate

4.6 *	Form of unit agreement with respect to any units issued hereunder and the related form of unit certificate

5.1	Opinion of Ice Miller LLP (filed herewith)

23.1	Consent of RSM US LLP (filed herewith)

23.2	Consent of Ice Miller LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

*To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, Indiana on February 19, 2021.

BIOANALYTICAL SYSTEMS, INC.

By:	/s/ Robert W. Leasure, Jr.
Robert W. Leasure, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Leasure, Jr. and Beth A. Taylor, and each of them, each as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert W. Leasure, Jr.	President and Chief Executive Officer	February 19, 2021
Robert W. Leasure, Jr.	and Director (Principal Executive Officer)

/s/ Beth A. Taylor	Vice President Finance and Chief Financial Officer	February 19, 2021
Beth A. Taylor	(Principal Financial and Accounting Officer)

/s/ Gregory C. Davis	Director	February 19, 2021
Gregory C. Davis, Ph.D.

/s/ Richard A. Johnson	Director	February 19, 2021
Richard A. Johnson, Ph.D.

/s/ R. Matthew Neff	Director	February 19, 2021
R. Matthew Neff

/s/ John E. Sagartz	Director	February 19, 2021
John E. Sagartz, DVM, Ph.D., DAVP